Exhibit 1.1

Assured Guaranty Ltd.

1,150,000 Common Shares

UNDERWRITING AGREEMENT

December 18, 2006

BANC OF AMERICA SECURITIES LLC

9 West 57th Street
New York, NY  10019

Ladies and Gentlemen:

ACE Bermuda Insurance Ltd. (the “Selling Shareholder”) proposes, subject to the terms and conditions stated herein, to sell to you (the “Underwriter”) an aggregate of 1,150,000 common shares (the “Securities”), par value $0.01 per share (the “Stock”), of Assured Guaranty Ltd., a Bermuda company (the “Issuer”).

SECTION 1.  Representations and Warranties.

(a) The Issuer hereby represents, warrants and covenants to the Underwriter as follows:

i.              Registration Statement and Prospectus.  The Issuer has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-125383), which contains a base prospectus (the “Base Prospectus”), to be used in respect of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the final prospectus is called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the

Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Issuer filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

ii.             Compliance with Registration Requirements.  The Registration Statement has been declared effective by the Commission under the Securities Act.  The Issuer has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Issuer, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Securities.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), and at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by the Underwriter expressly for use therein or relating to the Selling Shareholder furnished to the Issuer in writing by the Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.  There is no contract or other document required to be described in a preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in a preliminary prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents so filed and incorporated by reference in a preliminary prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

iii.            Disclosure Package.  The term “Disclosure Package” shall mean (i) the Base Prospectus, as amended or supplemented as of the Applicable Time, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule A hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the orally communicated pricing information identified on Schedule B hereto.  As of 9:00 am (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by the Underwriter specifically for use therein or by the Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof.

iv.            Well-Known Seasoned Issuers.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), the Issuer was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.

v.             The Issuer Not Ineligible Issuer.  At the Execution Time of this Agreement, the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Issuer be considered an Ineligible Issuer.

vi.            Issuer Free Writing Prospectuses.  Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering or until any earlier date that the Issuer notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, a preliminary prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, a preliminary prospectus or the Prospectus, the Issuer has promptly notified or will promptly notify the

Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by the Underwriter specifically for use therein or by the Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

vii.           Distribution of Offering Material.  The Issuer has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriter’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter and included in Schedule A hereto or the Registration Statement.  The Underwriter shall provide notice to the Issuer if the distribution of the Securities has not been completed on the date of Closing Date, and upon such later date as the distribution of the Securities has been completed.

viii.          No Material Adverse Change.  Neither the Issuer nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Disclosure Package and the Prospectus, there has not been any change in the share capital or capital stock, as the case may be, or long-term debt of the Issuer or any of its subsidiaries  or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial condition, shareholders’ equity, or results of operations of the Issuer and its subsidiaries, taken as a whole (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus;

ix.            Incorporation and Good Standing of the Issuer.  The Issuer has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Islands of Bermuda, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

x.             Incorporation and Good Standing of Subsidiaries.  Each subsidiary of the Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

xi.            Capitalization.  All of the issued shares of share capital of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of share capital of each subsidiary of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims;

xii.           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Issuer;

xiii.          Non-Contravention of Existing Agreements;  No Further Authorizations or Approvals Required.  The compliance by the Issuer with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries  is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, (ii) the provisions of the Memorandum of Association or the Bye-laws of the Issuer or (iii) any statute or any rule or regulation or order, judgment or decree of any court or governmental agency or body having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties, except, in the case of clauses (i) and (iii) above, for such violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, shareholders’ equity, or results of operations of the Issuer and its subsidiaries  taken as a whole (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body (“Governmental Authorizations”) is required for the sale of the Securities or the consummation by the Issuer of the transactions contemplated by this Agreement, except (A) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (B) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Securities by or for the account of the Underwriter;

xiv.          Absence of Violations and Defaults.  Neither the Issuer nor any of its subsidiaries is (i) in violation of its Memorandum of Association or Bye-laws or comparable organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

xv.           All Necessary Permits, etc.  Each of the Issuer and its subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now conducted by it as described in the Disclosure Package and the Prospectus, except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending, or to the Issuer’s knowledge, threatened action, suit, proceeding or investigation against or involving the Issuer and its subsidiaries, and the Issuer does not know of any reasonable basis for any such action, suit, proceeding or investigation, that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit, except for such revocation, modification, termination, suspension or other material impairment that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

xvi.          Compliance with Insurance Laws.  Except as described in the Disclosure Package and the Prospectus, each of the Issuer and its insurance subsidiaries is duly registered, licensed or admitted as an insurer or reinsurer or as an insurance holding company, as the case may be, under applicable insurance holding company statutes or other insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) in each jurisdiction where it is required to be so licensed or admitted to conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be so registered, licensed or admitted would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Disclosure Package and the Prospectus, each of the Issuer and its insurance subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all insurance regulatory authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Disclosure Package and the Prospectus, none of the Issuer nor any of its insurance subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Issuer or any of its insurance subsidiaries to conduct its business as currently conducted, except where the failure to have such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Disclosure Package and the Prospectus, no insurance regulatory authority has issued to the Issuer or any subsidiary any order impairing, restricting or prohibiting (A) the payment of dividends by any of the Issuer’s subsidiaries, (B) the making of a distribution on any subsidiary’s share capital, (C) the repayment to the Issuer of any loans or advances to any of its subsidiaries from the Issuer, (D) the repayment to the Issuer of any loans or advances to any of its subsidiaries from the Issuer, or (E) the transfer of any of the Issuer’s subsidiary’s property or assets to the Issuer or any other subsidiary of the Issuer. Each of the Issuer, Assured Guaranty US Holdings Inc., Assured Guaranty Re Ltd., Assured Guaranty Re Overseas Ltd., Assured Guaranty Mortgage Insurance Company, Assured Guaranty Corp. and Assured Guaranty (UK) Ltd. maintains its books and records in accordance with all applicable Insurance Laws, except where the failure to so maintain its books and records would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

xvii.         Bermuda Tax Assurances.  Each of the Issuer, Assured Guaranty Corp., Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. has received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax of the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Issuer, Assured Guaranty Corp., Assured Guaranty Re Ltd. or Assured Guaranty Re Overseas Ltd. or any of the their operations or their shares, debentures or other obligations, until 28 March 2016 (subject to certain provisos expressed in such assurance), and the Issuer has not received any notification to the effect (and is not otherwise aware) that such assurances may be revoked or otherwise not honored by the Bermuda government;

xviii.        Treatment Under the Internal Revenue Code.  The Issuer does not believe that (1) either the Issuer or any of its subsidiaries currently should be, or upon the sale of the Securities herein contemplated should be, (A) treated as a “passive foreign investment company” as defined in Section 1297(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (B) characterized as a “personal holding company” as defined in Section 542 of the Code, (C) except for Assured Guaranty US Holdings Inc., AG Financial Products Inc., Assured Guaranty Corp., Assured Guaranty Overseas US Holdings Inc., Assured Guaranty Re Overseas Ltd., AG Intermediary Inc. and Assured Guaranty Mortgage Insurance Company, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code or (D) except for Assured Guaranty Finance Overseas Ltd. , Assured Guaranty (UK) Services Ltd. and Assured Guaranty (UK) Ltd., characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (2) any U.S. person who owns shares of the Issuer directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10 percent or more of the total voting power of the Issuer or any of its non-U.S. subsidiaries;

xix.           Related Person Insurance Income.  Except as disclosed in the Disclosure Package and the Prospectus, Assured Guaranty Re Ltd. and Assured Guaranty (UK) Ltd. intend to operate in a manner that is intended to ensure that the related person insurance income of each such company does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future;

xx.            Accuracy of Statements.  The statements set forth in the Disclosure Package and the Prospectus under the caption “Description of Share Capital,” insofar as it purports to constitute a summary of the terms of the Securities, and under the caption “Material Tax Considerations,” and in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2005, under the captions “Part I—Item 1—Business—Regulation,” and “Part I—Item 3—Legal Proceedings,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are true, accurate and complete in all material respects;

xxi.           Internal Controls and Procedures.  The Issuer maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed by, or under the supervision of, the Issuer’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Issuer’s internal control over financial reporting was effective as of the end of the quarter ended September 30, 2006, and there have been no changes in the Issuer’s internal control over financial reporting since such time and the Issuer is not aware of any material weaknesses in its internal control over financial reporting;

xxii.          No Material Action or Proceeding.  Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Issuer or any of its subsidiaries  is a party or of which any property of the Issuer or any of its subsidiaries is the subject which, if determined adversely to the Issuer or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Issuer’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

xxiii.         Not an “Investment Company.”  The Issuer is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

xxiv.        No Stamp Duty, Transfer, Excise or Similar Tax.  Neither the Underwriter nor any subsequent purchasers of the Securities is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the issuance, offering or sale of the Securities to the Underwriter or to any subsequent purchasers;

xxv.         Bermuda Exempted Companies.  There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to (1) the payment of interest or principal on the Securities by the Issuer (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (2) the payment of dividends, interest or principal by the any of the Issuer’s subsidiaries to such subsidiary’s parent company. The Bermuda Monetary Authority has designated the Issuer, Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. (Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. are collectively referred to as the “Bermuda Subsidiaries”) as non-resident for exchange control purposes. Each of the Issuer and the Bermuda Subsidiaries are “exempted companies” under Bermuda law and have not (A) acquired and do not hold any land for its business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (B) acquired and do not hold land by way of lease or tenancy which is acquired for its business and held for terms of not more than 21 years in order to provide accommodation or recreational facilities for its officers and employees, without the express authorization of the Minister of Finance of Bermuda, (C) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (D) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (E) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law. None of the Issuer or any of the Bermuda Subsidiaries has

received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Securities, or its status as an “exempted company” under Bermuda law;

xxvi.        Independent Accountants.  PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements and the related notes thereto of the Issuer and its subsidiaries, are independent public accountants with respect to the Issuer, as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder;

xxvii.       Preparation of the Financial Statements.  The financial statements and schedules of the Issuer and its subsidiaries incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Act; and the supporting schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all materials respects the information required to be stated therein;

xxviii.      No Applicable Registration or Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities included in the offering contemplated by this Agreement, except for such rights as have been duly waived; and

xxix.         Significant Subsidiaries.  Assured Guaranty US Holdings Inc., Assured Guaranty Corp., Assured Guaranty Re Ltd., Assured Guaranty Overseas US Holdings Inc. and Assured Guaranty Re Overseas Ltd. are the only significant subsidiaries of the Issuer as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Securities Act.

(b) The Selling Shareholder represents and warrants to, and agrees with, the Underwriter and the Company that:

(i) all consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be sold by the Selling Shareholder hereunder;

(ii) the sale of the Securities to be sold by the Selling Shareholder hereunder, the compliance by the Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (B) the provisions of the constituent documents of the Selling Shareholder or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder, except, in the case of clauses (A) and (C) above, for such violations that would not materially and adversely affect the validity of this Agreement or the ability of the Selling Shareholder to consummate the transactions contemplated hereby;

(iii) such Selling Shareholder is, and immediately prior to the Closing Date the Selling Shareholder will be, the sole registered and beneficial owner of the Securities and the relevant share transfer instrument to be sold by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Securities (and share transfers) as directed by the Underwriter, to a nominee designated by The Depository Trust Company (“DTC”) and the crediting of such Securities on the records of DTC to securities accounts of the Underwriter and payment therefor pursuant hereto, (a) DTC will be a “protected purchaser” (as defined under Section 8-303 of the Uniform Commercial Code of New York (the “New York UCC”)) provided that it has no “notice” of an adverse claim within the meaning of Section 8-105 of the New York UCC, (b) the Underwriter will acquire a security entitlement in respect of such Securities under Section 8-501 of the New York UCC and (c) no action based on an adverse claim to such security entitlement may be asserted against the Underwriter provided that they have no “notice” of an adverse claim within the meaning of Section 8-105 of the New York UCC;

(iv) as of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), and at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences apply only to statements in or omissions from the Disclosure Package or Prospectus based upon and in conformity with written information furnished to the Issuer by the Selling Shareholder specifically for use therein;

(v) in order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder will deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

(vi) neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section (dd) of the By-laws of the NASD), any member firm of the NASD.

SECTION 2.  Purchase, Sale and Delivery of the Securities.

(a)  Purchase and Sale of the Securities.  The Selling Shareholder agrees to sell to the Underwriter the Securities upon the terms set forth herein.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Selling Shareholder the Securities.  The purchase price to be paid by the Underwriter to the Selling Shareholder shall be $26.65 per share.

(b)  The Closing Date.  Delivery of the Securities to be purchased by the Underwriter and payment therefor shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York  10017, at 10:00 A.M. New York City time on December 21, 2006 or such other later date not more than three business days after such date as the Underwriter shall designate by notice to the Issuer (the time and date of such closing are called the “Closing Date”).  Immediately following the Closing Date, the Company shall cause its transfer agent to enter the transfers of Securities in the Company’s register of members.

(c)  Public Offering of the Securities.  The Underwriter hereby advises the Issuer that the Underwriter intends to offer for sale to the public, as described in the Prospectus, the Securities as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.

(d)  Payment for the Securities.  Payment for the Securities shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Selling Shareholder.

(e)  Delivery of the Securities.  The Securities to be purchased by the Underwriter hereunder, in definitive form and in such authorized denominations and registered in such names as the Underwriter may request, upon at least forty-eight hours’ prior notice to the Selling Shareholder, shall be delivered together with instruments of transfer by or on behalf of the Selling Shareholder to the Company’s transfer agent and in turn to the Underwriter, through the facilities of DTC, for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Shareholder to the Underwriter at least forty-eight hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Date with respect thereto at the office of DTC or its designated custodian.

(f)  Delivery of Prospectus to the Underwriter.  Not later than 10:00 a.m. on the second business day following the date the Securities are first released by the Underwriter for sale to the public, the Issuer shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

SECTION 3.  Covenants of the Issuer.

(a) The Issuer covenants and agrees with the Underwriter as follows:

(i)  Underwriter’s  Review of Proposed Amendments and Supplements.  During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Issuer shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Issuer shall not file or use any such proposed amendment or supplement to which the Underwriter reasonably objects.  The Underwriter shall provide notice to the Issuer if the Prospectus Delivery Period has not ended on the date of the Closing Date, and upon such later date as the Prospectus Delivery Period has ended.

(ii)  Securities Act Compliance.  After the date of this Agreement, the Issuer shall promptly advise the Underwriter in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Issuer shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Issuer will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Issuer agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Issuer under such Rule 424(b) were received in a timely manner by the Commission.

(iii)  Exchange Act Compliance.  The Issuer, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(iv)  Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the

Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Issuer agrees to (i) notify the Underwriter of any such event or condition and (ii) promptly prepare (subject to Section 3(a)(i) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(v)  Permitted Free Writing Prospectuses.  The Issuer represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriter, it will not make, and the Underwriter represents that it has not made, and agrees that, unless it obtains the prior written consent of the Issuer, it will not make, in each case, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 of the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule A hereto.  Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Issuer agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Issuer consents to the use by the Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus, and (b) contains only (i) information describing the price of the Securities or their offering or (ii) information permitted by Rule 134 under the Securities Act.

(vi)  Copies of the Disclosure Package and the Prospectus.  The Issuer agrees to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Disclosure Package and the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriter may request.

(vii)  Copies of the Registration Statement.  The Issuer will furnish to the Underwriter and counsel for the Underwriter signed copies of the Registration Statement (including exhibits thereto).

(viii)  Blue Sky Compliance.  The Issuer shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  The Issuer shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.  The Issuer will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(ix)  [Intentionally omitted]

(x)  Earnings Statement.  As soon as practicable, the Issuer will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering the twelve-month period beginning with the first fiscal quarter of the Issuer ending after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(xi)  Agreement Not to Offer or Sell Additional Securities.  During the period commencing on the date hereof and continuing to and including the date 30 days after the date of the Prospectus, the Issuer will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any Stock or securities that are convertible into or exchangeable for Stock (other than the issuance of awards pursuant to employee benefit plans described in the Prospectus and issuances of Stock upon exercise of any such awards).

(xii)  Future Reports to the Underwriter.  During the period of one year hereafter the Issuer will furnish to the Underwriter at 9 West 57th Street, New York, NY 10019: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Issuer containing the balance sheet of the Issuer as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Issuer’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Issuer with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Issuer mailed generally to holders of its capital stock; provided that no such reports need be furnished to the extent they are filed with the Commission and available through the Commission’s EDGAR website.

(xiii)  No Manipulation of Price.  The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Issuer to facilitate the sale or resale of the Securities.

The Underwriter may, in its sole discretion, waive in writing the performance by the Issuer of any one or more of the foregoing covenants or extend the time for their performance.

(b) The Selling Shareholder covenants and agrees with the Underwriter as follows:

(i)  during the period commencing on the date hereof and continuing to and including the date 30 days after the date of the Prospectus, it will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any Stock, or any options or warrants to purchase any Stock, or any securities convertible into, exchangeable for or that represent the right to receive any Stock, whether now owned or hereinafter acquired, directly by the Selling Shareholder (including holding as a custodian) or with respect to which the Selling Shareholder has beneficial ownership within the rules and regulations of the Commission, or announce any intention to do any of the foregoing (other than the sale of Stock to Assured Guaranty US Holdings Inc. described in the Prospectus).  This restriction is expressly agreed to preclude the Selling Shareholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Selling Shareholder’s Stock even if such Stock would be disposed of by someone other than the Selling Shareholder.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Selling Shareholder’s Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Stock.  Notwithstanding the foregoing, the Selling Shareholder may transfer any Stock (i) to any wholly owned affiliate or (ii) with the prior written consent of the Underwriter (which consent may be withheld in its sole discretion); provided however, that with respect to any transfer pursuant to clause (i) above, it shall be a condition to the transfer that (A) the transferee execute an agreement stating that the transferee is receiving and holding such Stock subject to the provisions of this Section 3(b) and there shall be no further transfer of such Stock except in accordance with this Section 3(b) and (B) no filing by any party (transferor or transferee) under Section 16(a) of, or Regulation 13D-G under, the Exchange Act shall be required or shall be made voluntarily in connection with such transfer or distribution and provided further that any such transfer to a wholly owned affiliate shall not involve a disposition for value.  The Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Issuer’s transfer agent and registrar against the transfer of any such entities’ Stock except in compliance with the foregoing restrictions; and

(ii) the Selling Shareholder will not take, directly or indirectly, any action which is designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

SECTION 4.  Payment of Expenses.  The Issuer and the Selling Shareholder covenant and agree with one another and with the Underwriter that the Issuer will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; (iii) the fees, disbursements and expenses of its counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (iv) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (v) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(a)(viii) hereof, including the properly documented fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey (such fees and disbursements not to exceed $10,000); (vi) the filing fees incident to, and the properly documented fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the NASD of the terms of the sale of the Securities; (vii) any fees and expenses of counsel for the Selling Shareholder; (viii) all expenses (other than underwriting discounts and commissions) and taxes incident to the sale and delivery of the Securities to be sold by the Selling Shareholder to the Underwriter hereunder; and (ix) all other costs and expenses incident to the performance of the Selling Shareholder’s and the Issuer’s obligations hereunder which are not otherwise specifically provided for in this section.  In connection with clause (viii) of the preceding sentence, the Underwriter agrees to pay New York State stock transfer tax, and the Issuer agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that, except as provided in this Section and Sections 8 and 10 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

SECTION 5.  Conditions of the Obligations of the Underwriter.  The obligations of the Underwriter to purchase and pay for the Securities as provided herein on the Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Selling Shareholder set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the accuracy of the statements of the Issuer and the Selling Shareholder made in any certificates pursuant to the provisions hereof, to the timely performance by the Issuer and the Selling Shareholder of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)  Accountants’ Comfort Letter.  On the date hereof, the Underwriter shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Issuer, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(b)  Compliance with Registration Requirements; No Stop Order.  For the period from the Execution Time to the Closing Date:

(i)  the Issuer shall have filed any preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Issuer shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii)  any material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii)  no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c)  No Material Adverse Change or Ratings Agency Change.  For the period from the Execution Time to the Closing Date:

(i)  in the judgment of the Underwriter there shall not have occurred any Material Adverse Change;

(ii)  there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Prospectus; and

(iii)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of or guaranteed by the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)  Opinion of Counsel for the Issuer and Selling Shareholder.  On the Closing Date, the Underwriter shall have received a favorable opinion from each of the following, dated as of the Closing Date:

(i)            Mayer, Brown, Rowe & Maw LLP, U.S. counsel for the Issuer, the form of which opinion is attached as Exhibit A;

(ii)           Conyers Dill & Pearman, special Bermuda counsel for the Issuer, the form of which opinion is attached as Exhibit B; and

(iii)          James Michener, Esq., general counsel of the Issuer, the form of which opinion is attached as Exhibit C;

(iv)          Mayer, Brown, Rowe & Maw LLP, special U.S. counsel for the Selling Shareholder, the form of which opinion is attached as Exhibit D; and

(v) Conyers Dill & Pearman, special Bermuda counsel for the Selling Shareholder, the form of which opinion is attached as Exhibit E.

(e)  Opinion of Counsel for the Underwriter.  On the Closing Date, the Underwriter shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriter, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Underwriter, with respect to the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Underwriter may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)  Officers’ Certificate.  On the Closing Date, the Underwriter shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Issuer and the Selling Shareholder, respectively, and the Chief Financial Officer or Chief Accounting Officer of the Issuer and the Selling Shareholder, respectively, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, the Disclosure Package and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 5, and further to the effect that:

(i)  with respect to the officers’ certificate of the Issuer, for the period from the Execution Time to the Closing Date, there has not occurred any Material Adverse Change;

(ii)  the representations, warranties and covenants of the Issuer or the Selling Shareholder, as applicable, set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)  the Issuer or the Selling Shareholder, as applicable, complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g)  Bring-down Comfort Letter.  On the Closing Date, the Underwriter shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Issuer, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h)  Additional Documents.  On or before the Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Issuer and the Selling Shareholder at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8, Section 9 and Section 17 shall at all times be effective and shall survive such termination.

SECTION 6.  Reimbursement of Underwriter’s Expenses.  If this Agreement is terminated by the Underwriter pursuant to Section 5 or Section 10, or if the sale to the Underwriter of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or to comply with any provision hereof, the Issuer agree to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.  [INTENTIONALLY OMITTED]

SECTION 8.  Indemnification.

(a)  Indemnification of the Underwriter.  The Issuer agrees to indemnify and hold harmless the Underwriter, its directors, officers, employees and agents, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse the Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuer by the Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

The Selling Shareholder agrees to indemnify and hold harmless the Underwriter, its directors, officers, employees and agents, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuer by the Selling Shareholder expressly for use therein; and to reimburse the Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuer and the Selling Shareholder may otherwise have.

(b)  Indemnification of the Issuer, its Directors and Officers and the Selling Shareholder.  The Underwriter agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholder and each person, if any, who controls the Issuer or the Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer, the Selling Shareholder or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuer by the Underwriter expressly for use therein; and to reimburse the Issuer, the Selling Shareholder or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Issuer or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Issuer and the Selling Shareholder hereby acknowledge that the only information that the Underwriter has furnished to the Issuer expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the second paragraph, in the third paragraph, in the fourth paragraph and in the third and fourth sentences of the fifth paragraph under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c)  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless:  (i) the employment of such counsel has been specifically authorized by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Underwriter and that all such reasonable fees and expenses shall be reimbursed as they are incurred).

(d)  Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9.  Contribution.  If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and the Selling Shareholder, and the total deemed underwriting discount received by the Underwriter, which shall be equal to the difference between (x) the proceeds received by the Underwriter from the resale of the Securities purchased by it under this Agreement and (y) the aggregate purchase price of the Securities paid by the Underwriter under this Agreement, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.  The relative fault of the Issuer and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Selling Shareholder, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Issuer, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by it in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each director, officer, employee and agent of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Issuer, each officer of the Issuer who signed the Registration Statement, the Selling Shareholder and each person, if any, who controls the Issuer or the Selling Shareholder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuer and the Selling Shareholder.

SECTION 10.  Termination of this Agreement.  Prior to the Closing Date this Agreement may be terminated by the Underwriter by notice given to the Issuer and the Selling Shareholder if at any time (i) trading or quotation in any of the Issuer’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Issuer or the Selling Shareholder to any Underwriter, except that the Issuer shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Issuer or the Selling Shareholder.

SECTION 11.  No Advisory or Fiduciary Responsibility.  The Issuer and the Selling Shareholder acknowledge and agree that (i) the purchase of the Securities by the Underwriter pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Underwriter, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuer or the Selling Shareholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Issuer or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Issuer or the Selling Shareholder on other matters) or any other obligation to the Issuer or the Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Issuer and the Selling Shareholder have consulted their own legal and financial advisors to the extent they deemed appropriate. The Issuer and the Selling Shareholder agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or the Selling Shareholder, in connection with such transaction or the process leading thereto.

SECTION 12.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Selling Shareholder, of their officers and of the Underwriter set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or employees of the Underwriter or any person controlling the Underwriter, or the Issuer or the Selling Shareholder, the officers or employees of the Issuer or the Selling Shareholder, or any person controlling the Issuer or the Selling Shareholder, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 13.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

Banc of America Securities LLC
40 West 57th Street
NY1-040-27-03
New York,  NY  10019
Facsimile:  (646) 313-4803
Attention:  High Grade Transaction Management/Legal

If to the Issuer:

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton, HM 08 Bermuda
Facsimile:  (441) 296-1083
Attention:  General Counsel

If to the Selling Shareholder:

ACE Bermuda  Insurance Ltd.
ACE Global Headquarters
17 Woodbourne Avenue,
Hamilton, HM 08 Bermuda
Attention: General Counsel and Secretary

With a copy to:

Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Edward S. Best. Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of (i) the Issuer, its directors, any person who controls the Issuer or the Selling Shareholder within the meaning of the Securities Act and the Exchange Act and any officer of the Issuer who signs the Registration Statement, (ii) the Underwriter, the officers, directors, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent  provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include a purchaser of any of the Securities from the Underwriter merely because of such purchase.

SECTION 15.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.  Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE

LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(a)  Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan  (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Issuer has irrevocably appointed Assured Guaranty US Holdings Inc., 1325 Avenue of the Americas, New York, New York 10019, and the Selling Shareholder has appointed ACE USA, Inc., 1133 Avenue of the Americas, New York, New York 10036, as their respective agents to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(b)  Waiver of Immunity.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 17.  General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Issuer and the Selling Shareholder, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ASSURED GUARANTY LTD.

By:
Name:
Title:

ACE BERMUDA INSURANCE LTD.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

SCHEDULE A

SCHEDULE OF ISSUER FREE WRITING PROSPECTUSES

None

SCHEDULE B

ORALLY-CONVEYED PRICING INFORMATION

Price per share and number of shares

EXHIBIT A

[Form of Opinion of Counsel for the Issuer]

Opinion of counsel for the Issuer to be delivered pursuant to Section 5(d)(i) of the Underwriting Agreement.

References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

(i) The compliance by the Issuer with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of (A) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, (B) any United States federal or New York State statute which, in our opinion, based on our experience, are normally applicable to transactions of the type contemplated by this Agreement (“United States Applicable Laws”), except that such counsel need not express any opinion with respect to state securities laws, or (C) any order, rule or regulation known to such counsel following inquiry of the Issuer’s management of any United States federal or New York State court or governmental agency or body having jurisdiction over the Issuer or any of its subsidiaries or any of their properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect;

(ii) based upon its review of the United States Applicable Laws, no consent, approval, authorization, order, registration or qualification of or with any United States federal or New York state court or governmental agency or body is required for the sale of the Securities or the consummation by the Issuer of the transactions contemplated by this Agreement, except for (i) the registration under the Act of the Securities, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter and (iii) any consent, approval, authorization, order, registration or qualification that may be applicable as a result of the involvement of any parties (other than the Issuer and the Selling Shareholder) in the transactions contemplated by this Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties;

(iii) Assured Guaranty Corp. (“AGC”) has all necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all Maryland insurance regulatory authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or their failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iv) each of AGC, Assured Guaranty U.S. Holdings, Inc. and Assured Guaranty Overseas US Holdings, Inc., (collectively the “U.S. Subsidiaries”) is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of share capital of each such subsidiary (except for directors’ qualifying shares) are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims;

(v) the statements set forth in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2005, under the captions “Part I—Item 1—Business—Tax Matters—Taxation of Assured Guaranty and Subsidiaries—United States,” and “Part I—Item 1—Business—Taxation of Shareholders—United States Taxation insofar as they purport to constitute a summary of  United States legal matters and documents referred to therein| are accurate, complete and fair;

(vi) the statements set forth in the Disclosure Package and the Prospectus under the caption “Description of Share Capital - Differences in Corporate Law,” insofar as they purport to constitute a summary of the terms of Delaware law, are accurate, complete and fair;

(vii) the discussion contained in the Disclosure Package and the Prospectus under the captions “Material Tax Considerations” constitutes, in all material respects, a fair and accurate summary of (i) the U.S. federal income tax considerations relating to Assured Guaranty and its direct and indirect subsidiaries and (ii) the U.S. federal income tax considerations relating to the ownership of the Securities by U.S. Persons (as defined in the Prospectus) that are not otherwise excepted in the Disclosure Package and the Prospectus and who acquire Securities in the offering described in the Disclosure Package and the Prospectus;

(viii) the Issuer is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the Investment Company Act;

(ix) each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Disclosure Package and the Prospectus appeared on their face to be appropriately responsive in all material respects to the requirements for such documents under the Exchange Act and the rules and regulations of the Commission thereunder; and

(x) the Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) appear on their face to be appropriately responsive in all material respects to the requirements for such documents under the Securities Act and the rules and regulations of the Commission thereunder.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Issuer, representatives of the independent public or certified public accountants for the Issuer and representatives of the Selling Shareholder and Underwriter at which the contents of the Registration Statement, the Disclosure Package and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus including the documents incorporated by reference therein

(other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that (i) either the Registration Statement or any amendments thereto, at the most recent time of effectiveness with respect to the Underwriter as determined pursuant to Rule 430B, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Prospectus, as of its date or at the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial data derived therefrom, included or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto).

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

EXHIBIT B

[Form of Opinion of Bermuda Counsel for the Issuer]

Opinion of Bermuda counsel for the Issuer to be delivered pursuant to Section 5(d)(ii) of the Underwriting Agreement.

References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

(i) the Issuer is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda),

(ii) the Issuer has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the necessary corporate power to conduct its business as a holding company as described in the Disclosure Package and the Prospectus.  The execution and delivery of this Agreement by the Issuer and the performance by the Issuer of its obligations hereunder will not violate the memorandum of association or bye-laws of the Issuer nor any applicable law, regulation, order or decree in Bermuda;

(iii) based solely upon a review of a copy of the register of members of the Issuer, certified by the Secretary of the Issuer on a specified date, the issued share capital of the Issuer consists of 75,000,000 common shares par value $0.01, each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof);

 (iv) the form of the Share Certificate conforms to the requirements of Bermuda law;

(v) based solely upon a review of the Memorandum of Association and the Certificate of Deposit Memorandum of Increase of Share Capital, the authorized share capital of the Issuer is $5,000,000, divided into 500,000,000 shares of par value $0.01 each;

(vi) each of the Bermuda Subsidiaries is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and has the necessary corporate power and authority to conduct its business as described in the Disclosure Package and the Prospectus;

(vii) the Issuer has taken all corporate action required to authorise its execution, delivery and performance of this Agreement.  This Agreement has been duly executed by or on behalf of the Issuer, and, when delivered, constitutes the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with the terms thereof;

(viii) no order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with  the authorization, execution or filing of the Registration Statement, the execution, delivery, performance and enforcement of this Agreement, except such as have been duly obtained or filed in accordance with Bermuda law;

(ix) based solely upon a review of  copies of the Certificates of Registration issued to each of the Bermuda Subsidiaries by the Bermuda Monetary Authority pursuant to the Insurance Act 1978 of Bermuda, (the “Insurance Act”) and the Certificates of Compliance issued by the Bermuda Monetary Authority and the Registrar of Companies in Bermuda, each of the Bermuda Subsidiaries is registered in Bermuda under the Insurance Act to carry on general business as a Class 3 insurer and to carry on long-term business in accordance with the provisions of the Insurance Act and the conditions attached to their respective registration licenses;

(x) each of the Issuer and the Bermuda Subsidiaries has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, are free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction;

(xi) based solely upon a review of the register of members of Assured Guaranty Re International Ltd. on a specified date, certified by the Secretary of Assured Guaranty Re International Ltd. on as specified date, the issued share capital of the Assured Guaranty Re International Ltd. consist of [  ] common shares par value [  ] each (“Assured Guaranty Re International Shareholding”) each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof  in connection with the issue thereof) and the Issuer is the registered holder of the Assured Guaranty Re International Shareholding;

(xii) based solely upon a review of the register of members of Assured Guaranty Re Overseas Ltd. on a specified date, certified by the Secretary of Assured Guaranty Re Overseas Ltd. on a specified date, the issued share capital of the Assured Guaranty Re Overseas Ltd. consist of [  ] common shares par value [  ] each (“Assured Guaranty Re Overseas Shareholding”) each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof  in connection with the issue thereof) and Assured Guaranty Overseas US Holdings, Inc. is the registered holder of the Assured Guaranty Re Overseas Shareholding

(xiii) the statements set forth in the Disclosure Package and the Prospectus under the caption “Description of Share Capital” and “Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters” and in the Disclosure Package and the Prospectus, to the extent they constitute statements of Bermuda law, are accurate in all material respects;

(xiv) the discussion contained in the Disclosure Package and the Prospectus under the captions “Material Tax Considerations,” to the extent that they constitute a statement of the Bermuda law are accurate in all material respects;

(xv) the consummation of the transactions contemplated by this Agreement (including but not limited to any actions taken pursuant to the indemnification and contribution provisions contained in this Agreement) will not, subject to compliance with Section 39A(2A) of the Companies Act 1981, constitute unlawful financial assistance by the Issuer under Bermuda law;

(xvi) it is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent that this Agreement creates a charge over assets of the Issuer, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges created, and over any subsequently registered charges, in respect of the assets which are the subject of the charge.  A registration fee of $515 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation).  However, as this Agreement is governed by the laws of the State of New York (“New York Laws”), the question of whether it creates such an interest in property would be determined under the New York Laws;

(xvii) this Agreement and the instruments of transfer transferring the Securities will not be subject to ad valorem stamp duty in Bermuda;

(xviii) based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at a specified time and date (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Issuer or the Bermuda Subsidiaries, nor any legal or governmental proceedings pending in Bermuda to which the Issuer or the Bermuda Subsidiaries is subject;

(xix) based solely on a search of the public records in respect of the Issuer and the Bermuda Subsidiaries maintained at the offices of the Registrar of Companies at a specified time and date (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at a specified time and date (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Issuer or the Bermuda Subsidiaries, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings;

(xx) the choice of New York laws as the governing law of this Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in this Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Issuer; and

(xxi) the courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Issuer based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

Exhibit C

[Form of Opinion of General Counsel for the Issuer]

Opinion of general counsel for the Issuer to be delivered pursuant to Section 5(d)(iii) of the Underwriting Agreement.

References to the Prospectus in this Exhibit C include any supplements thereto at the Closing Date.

(i) there are no legal or governmental proceedings pending or threatened against or affecting the Issuer or any of its subsidiaries or any of their respective assets or properties, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described nor is there any contract or other document that is required to be described in the Registration Statement, the Disclosure Package or Prospectus, or to be field as an exhibit to the Registration Statement, that is not so described or filed, as required;

(ii) none of the U.S. Subsidiaries is in violation of its Articles of Incorporation or By-laws or comparable organizational documents;

(iii) neither the Issuer nor any of the Bermuda Subsidiaries is in violation of its Memorandum of Association or Bye-laws;

(iv) the compliance by the Issuer with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which it or any of its properties may be bound;

(v) no consent, approval, authorization, order, registration or qualification of or with any Maryland state court or governmental agency or body is required for the sale of the Securities or the consummation by the Issuer of the transactions contemplated by this Agreement, except for (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter and (ii) any consent, approval, authorization, order, registration or qualification that may be applicable as a result of the involvement of any parties (other than the Issuer and the Selling Shareholder) in the transactions contemplated by this Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties.

It is agreed and acknowledged that the opinion set forth in paragraph (v) above maybe rendered by counsel employed by the Issuer and working under the supervision of Mr. Michener.

EXHIBIT D

[Form of Opinion of U.S. Counsel for the Selling Shareholder]

Opinion of U.S. counsel for the Selling Shareholder to be delivered pursuant to Section 5(d)(iv) of the Underwriting Agreement.

References to the Prospectus in this Exhibit D include any supplements thereto at the Closing Date.

(i) based upon such counsel’s review of the United States Applicable Laws, no consent, approval, authorization, order, registration or qualification of or with any United States federal or New York state court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions contemplated by this Agreement, except for (i) the registration under the Act of the Securities, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter and (iii) any consent, approval, authorization, order, registration or qualification that may be applicable as a result of the involvement of any parties (other than the Company and the Selling Shareholder) in the transactions contemplated by this Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and

(ii) upon payment for the Securities to be sold by the Selling Shareholder pursuant to the Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. or such other nominee as may be designated by DTC, registration of such Securities in the name of Cede & Co. or such other nominee and the crediting of such Securities on the books of DTC to securities account of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the New York UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the New York UCC, (B) under Section 8-501 of the New York UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the New York UCC) to such Securities may be asserted against the Underwriter with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Issuer’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the New York UCC.

In rendering the opinion in paragraph (i), such counsel may rely upon a certificate of the Selling Shareholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Securities sold by the Selling Shareholder, provided that such counsel shall state that it believes that both you and they are justified in relying upon such certificate.

EXHIBIT E

[Form of Opinion of Special Bermuda Counsel for the Selling Shareholder]

Opinion of special Bermuda counsel for the Selling Shareholder to be delivered pursuant to Section 5(d)(v) of the Underwriting Agreement.

References to the Prospectus in this Exhibit E include any supplements thereto at the Closing Date.

(i) the Selling Shareholder is the result of a due continuation into Bermuda and a subsequent due amalgamation under the laws of Bermuda and is duly existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda);

(ii) the Selling Shareholder has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement.  The execution and delivery of this Agreement by the Selling Shareholder and the performance by the Selling Shareholder of its obligations hereunder will not violate the memorandum of association or bye-laws of the Selling Shareholder nor any applicable law, regulation, order or decree in Bermuda;

(iii) the Selling Shareholder has taken all corporate action required to authorize its execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder, and constitutes the valid and binding obligations of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with the terms hereof;

(iv) no order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the authorization, execution or filing of the Registration Statement or the authorization, execution, delivery and performance of this Agreement, except such as have been duly obtained or filed in accordance with Bermuda law;

(v) it is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent that this Agreement creates a charge over assets of the Selling Shareholder, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges created, and over any subsequently registered charges, in respect of the assets which are the subject of the charge.  A registration fee of $515 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation).  However, as this Agreement is governed by the laws of the State of New York (“New York Laws”), the question of whether it creates such an interest in property would be determined under the New York Laws;

(vii) the choice of the New York Laws as the governing law of  this Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in this Agreement to the non-exclusive jurisdiction of the New York Courts is valid and binding upon the Selling Shareholder; and

(ix) the courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Selling Shareholder based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.